Exhibit 1


                                 [Translation]

                                                      Filed on November 4, 2003
To Whom It May Concern:

                                   Company Name: Trinity Industrial Corporation Name and Title of Representative:
                                     Fumio Sugiura, President
                                   Code Number: 6382
                                     Second Section of Tokyo Stock Exchange
                                   Name and Title of Contact Person:
                                     Yutaka Furuta, Senior Managing Director
                                   Telephone Number: 0565-24-4800

                                   Our Parent Company: Toyota Motor Corporation
                                   Name and Title of Representative:
                                     Fujio Cho, President
                                   Code Number: 7203
                                     Securities exchanges throughout Japan


                         Notice Concerning Amendments to
                      the Business Performance Projections

Based on recent trends in our business performance, we hereby make the following amendments to the business performance projections of Fiscal Year 2004 (from April 1, 2003 to March 31, 2004) disclosed upon the announcement of the financial statements on May 14, 2003:

1. Amendments to the prospective figures of non-consolidated interim business performance of Fiscal Year 2004 ending March 31, 2004 (from April 1, 2003 to September 30, 2003)

                                                         (In millions of yen, %)

    ----------------------------------- ------------- ------------ -------------
                                             Net        Ordinary    Interim net
                                         sales/(loss)    income        income
    ----------------------------------- ------------- ------------ -------------

    Previous projections (A)                  12,900           50           0
    ----------------------------------- ------------- ------------ -------------

    New projections (B)                       12,680          120          55
    ----------------------------------- ------------- ------------ -------------

    Amount changed (B - A)                     (220)           70          55
    ----------------------------------- ------------- ------------ -------------

    % of change (%)                            (1.7)        140.0           -
    ----------------------------------- ------------- ------------ -------------
    (Reference)                               21,127          735         413
    From April 1, 2002 to
    September 30, 2002
    (Actual performance of
    Interim Period of FY2003)
    ----------------------------------- ------------- ------------ -------------

2. Amendments to the prospective figures of consolidated interim business performance of Fiscal Year 2004 ending March 31, 2004 (from April 1, 2003 to September 30, 2003)

                                                         (In millions of yen, %)

    ----------------------------------- ------------- ------------  -----------
                                            Net         Ordinary     Interim
                                         sales/(loss)    income     net income
    ----------------------------------- ------------- ------------ -------------

    Previous projections (A)                  13,500           80          30
    ----------------------------------- ------------- ------------ -------------

    New projections (B)                       13,440          230         120
    ----------------------------------- ------------- ------------ -------------

    Amount changed (B - A)                       (60)         150          90
    ----------------------------------- ------------- ------------ -------------

    % of change (%)                             (0.4)       187.5       300.0
    ----------------------------------- ------------- ------------ -------------
    (Reference)                               26,341        1,207         765
    From April 1, 2002
    to September 30, 2002
    (Actual performance of
    Interim Period of FY2003)
    ----------------------------------- ------------- ------------ -------------


3. Amendments to the prospective figures of non-consolidated business performance of Fiscal Year 2004 ending March 31, 2004 (from April 1, 2003 to March 31, 2004)

                                                         (In millions of yen, %)

    ----------------------------------- ------------- ------------ -------------
                                                        Ordinary        Net
                                             Net         income/      income/
                                         sales/(loss)    (loss)       (loss)
    ----------------------------------- ------------- ------------ -------------

    Previous projections (A)                  27,000          400         200
    ----------------------------------- ------------- ------------ -------------

    New projections (B)                       25,800          260         130
    ----------------------------------- ------------- ------------ -------------

    Amount changed (B - A)                    (1,200)        (140)        (70)
    ----------------------------------- ------------- ------------ -------------

    % of change (%)                             (4.4)       (35.0)      (35.0)
    ----------------------------------- ------------- ------------ -------------
    (Reference)                               35,677        1,124         606
    Actual performance from
    April 1, 2002 to
    March 31, 2003 (FY2003)
    ----------------------------------- ------------- ------------ -------------


4. Amendments to the prospective figures of consolidated business performance of Fiscal Year 2004 ending March 31, 2004 (from April 1, 2003 to March 31,
     2004)

                                                         (In millions of yen, %)

    ----------------------------------- ------------- ------------ -------------
                                                        Ordinary       Net
                                             Net        income/      income/
                                         sales/(loss)   (loss)       (loss)
    ----------------------------------- ------------- ------------ -------------

    Previous projections (A)                  28,000          530         280
    ----------------------------------- ------------- ------------ -------------

    New projections (B)                       27,000          420         230
    ----------------------------------- ------------- ------------ -------------

    Amount changed (B - A)                    (1,000)        (110)        (50)
    ----------------------------------- ------------- ------------ -------------

    % of change (%)                             (3.6)       (20.8)      (17.9)
    ----------------------------------- ------------- ------------ -------------
    (Reference)                               43,531        1,924       1,265
    Actual performance from
    April 1, 2002 to
    March 31, 2003 (FY2003)
    ----------------------------------- ------------- ------------ -------------

3.   Reasons for the Amendments

     [Non-consolidated]
     Net sales for the interim period have slightly decreased from the previously projected figures. However, as a result of cost reduction, etc., both ordinary income and interim net income are expected to increase.
     The non-consolidated business performance projections of Fiscal Year 2004 are amended because the interim business performance projections have been amended and second-half net sales are expected to be lower than projected.

     [Consolidated]
     Amendments to the consolidated interim business performance projections of Fiscal Year 2004 are mainly due to amendments to the non-consolidated business performance projections.
     The non-consolidated business performance projections of Fiscal Year 2004 are amended because the interim business performance projections have been amended and second-half net sales are expected to be lower than projected.